UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Allos Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado  80020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December 21, 2005

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, December 21, 2005 at 8:30 a.m. local time at the Company’s offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 for the following purposes:

1.                 To approve an amendment and restatement of the Company’s 2000 Stock Incentive Compensation Plan (the “Incentive Plan”) to (i) increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 3,500,000 shares and (ii) provide that the number of shares of common stock that may be granted under the Incentive Plan to any one employee during any calendar year cannot exceed 2,000,000 shares.

2.                 To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is November 10, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ MARC H. GRABOYES
Marc H. Graboyes Secretary

Westminster, Colorado
November 18, 2005

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

-i-

ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado  80020

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

December 21, 2005

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Allos Therapeutics, Inc. (sometimes referred to as the “Company” or “Allos”) is soliciting your proxy to vote at a Special Meeting of Stockholders to be held on Wednesday, December 21, 2005 at 8:30 a.m. local time at the Company’s offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado, 80020 (the “Special Meeting”). You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about November 18, 2005 to all stockholders of record entitled to vote at the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will act upon an amendment and restatement of the Company’s 2000 Stock Incentive Compensation Plan (the “Incentive Plan”) to (i) increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 3,500,000 shares and (ii) provide that the number of shares of common stock that may be granted under the Plan to any one employee during any calendar year cannot exceed 2,000,000 shares.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on November 10, 2005 will be entitled to vote at the Special Meeting. On this record date, there were 55,061,378 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on November 10, 2005, your shares were registered directly in your name with our transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 10, 2005, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There is one matter scheduled for a vote:

•       To approve an amendment and restatement of the Incentive Plan to (i) increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 3,500,000 shares and (ii) provide that the number of shares of common stock that may be granted under the Incentive Plan to any one employee during any calendar year cannot exceed 2,000,000 shares (the “Plan Amendment”).

How do I vote?

You may either vote “For” or “Against” the Plan Amendment or you may abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•       To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. Have your proxy card in hand when you call. Your vote must be received by 11:59 p.m. Eastern Time on Tuesday, December 20, 2005 to be counted.

•       To vote on the Internet, go to www.proxyvoting.com/alth to complete an electronic proxy card. Have your proxy card in hand when you access the web site. Your vote must be received by 11:59 p.m. Eastern Time on Tuesday, December 20, 2005 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of November 10, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the Plan Amendment. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy card with a later date.

•       You may send a written notice that you are revoking your proxy to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

•       You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 9, 2005, to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than February 17, 2006 and no later than March 19, 2006. You are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes and abstentions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your shares will not be represented at the Special Meeting because your broker cannot vote your shares with respect to “non-discretionary” items. Under the rules of the New York Stock Exchange (“NYSE”), proposal 1 to approve the Plan Amendment is a “non-discretionary” item. Because of this, there will be no broker non-votes on the proposal.

How many votes are needed to approve the proposal?

•       To be approved, the Plan Amendment must receive a “For” vote from a majority of the total votes cast on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 55,061,378 shares outstanding and entitled to vote. Thus, 27,530,690 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions will be counted towards the quorum requirement. Because there will be no broker non-votes, to ensure your shares are represented at the meeting, you must instruct your broker to vote your shares. If there is no quorum, the chairman of the Special Meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005.

PROPOSAL 1
APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE COMPENSATION PLAN

In March 2000, the Board of Directors adopted, and the Company’s stockholders approved, the Company’s 2000 Stock Incentive Compensation Plan (the “Incentive Plan”). There is currently an aggregate of 3,030,059 shares of common stock reserved for issuance under the Incentive Plan. Each year on the first day of the Company’s fiscal year, the share reserve under the Incentive Plan is increased by the lesser of the following:  (i) 2% of the total number of shares of common stock outstanding, (ii) 440,000 shares, or (iii) such smaller number of shares as determined by the Board of Directors. In addition, the share reserve under the Incentive Plan is automatically increased by any shares returned to the Company’s 1995 Stock Option Plan (the “1995 Plan”) upon termination of options granted under the 1995 Plan. As of September 30, 2005, options to purchase a total of 808,547 shares were outstanding under the 1995 Plan. In March 2000, the Board of Directors suspended the 1995 Plan such that no further options may be granted under the 1995 Plan.

On November 7, 2005, the Board of Directors amended and restated the Incentive Plan, subject to stockholder approval, to (i) increase the aggregate number of shares of common stock authorized for issuance under the Incentive Plan by 3,500,000 shares, which would result in a current share reserve of 4,125,315 shares and (ii) provide that the number of shares of common stock that may be granted under the Incentive Plan to any one employee during any calendar year cannot exceed 2,000,000 shares (the “Amended and Restated Incentive Plan”).

The purpose of the Amended and Restated Incentive Plan is to ensure that the Company can continue to grant stock options to employees and consultants at levels determined appropriate by the Company’s Board of Directors or Compensation Committee. The Company believes that its ability to continue to provide employees with attractive equity-based incentives is critical in allowing it to attract and retain qualified individuals. On May 18, 2005, the Company issued 22,624,430 shares of common stock in exchange for shares of the Company’s Series A Exchangeable Preferred Stock. The shares of common stock issued in the exchange represented approximately 43% of the total number of shares of the Company’s common stock outstanding. As a result, the Company believes it will need an increased number of shares available under the Incentive Plan to grant to employees in order to provide appropriate incentives and permit them to meaningfully share in the Company’s future growth. The Company believes the grant of stock options encourages employees to build long-term stockholder value.

In addition, the Board of Directors has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant shall be treated as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. One way that compensation attributable to stock options will qualify as performance-based compensation is if the award is granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. As a result, the Company’s stockholders have been asked to approve the Amended and Restated Incentive Plan to allow any compensation recognized by a Named Executive Officer (as defined below under “Compensation of Executive Officers”) as a result of the exercise of stock options granted thereunder to be deemed performance-based compensation and therefore deductible by the Company. The Amended and Restated Incentive Plan places a limitation on the number of shares that may be granted to any one employee during any calendar year. Other awards granted under the Amended and Restated Incentive

Plan generally will not qualify for the performance-based compensation exception. In addition, other compensation payable to the Company’s Named Executive Officers generally will not qualify for such exception. Further discussion of Section 162(m) can be found below under “Potential Limitation on Company Deductions”.

The text of the Amended and Restated Incentive Plan, as proposed above, is attached as Annex A to this proxy statement.

As of September 30, 2005, awards (net of canceled or expired awards) covering an aggregate of 2,441,176 shares of common stock had been granted under the Incentive Plan. Only 625,315 shares of common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of termination or expiration of awards) remained available for future grant under the Incentive Plan.

Stockholders are requested in this Proposal 1 to approve the Amended and Restated Incentive Plan. The affirmative vote of the holders of a majority of the total votes cast on the proposal at the Special Meeting will be required to approve the Amended and Restated Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

The essential features of the Incentive Plan, as currently in effect, are outlined below:

The Incentive Plan was adopted by the Board of Directors and approved by the Company’s stockholders as of effectiveness of the Company’s initial public offering on March 27, 2000.

General

The purpose of the Incentive Plan is to enhance long-term stockholder value by offering opportunities to the Company’s officers, directors, employees, consultants, agents, advisors and independent contractors to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and to own the Company’s stock. All of the Company’s officers, directors, employees, consultants, agents, advisors and independent contractors are eligible to participate in the Incentive Plan. The Incentive Plan provides for awards of stock options and stock. The number of shares of common stock authorized for issuance under the Incentive Plan is increased by:

•       any shares returned to the 1995 Plan upon termination of options granted under the 1995 Plan; and

•       an automatic annual increase, to be added on the first day of each fiscal year beginning in 2001, equal to the lesser of (1) 440,000 shares, (2) 2% of the average common shares outstanding as used to calculate fully diluted earnings per share as reported in our Annual Report for the preceding year, or (3) a lesser amount determined by the Board of Directors. Any shares from increases in previous years that are not actually issued are added to the aggregate number of shares available for issuance under the Incentive Plan.

Currently, there is no limitation in the Incentive Plan on the number of shares for which any one employee may be granted a stock option or stock award under the Incentive Plan during any calendar year. The proposed Amended and Restated Incentive Plan would provide that the number of shares for which any one employee may be granted a stock option or stock award under the Amended and Restated Incentive Plan during any calendar year cannot exceed 2,000,000 shares.

Terms of Stock Awards

Stock Options.   The Incentive Plan provides for the granting to employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Code and for the granting to employees and consultants, agents, advisors and independent contractors, including non-employee directors, of nonqualified stock options. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options will be treated as nonqualified stock options. Unless terminated earlier, the Incentive Plan will terminate in March 2010.

The Incentive Plan is administered by the Board of Directors or a committee or committees of the Board of Directors. The plan administrator determines the terms of options granted under the Incentive Plan, including the number of shares subject to an option and its exercise price (which, for incentive stock options, must be at least equal to the fair market value of the common stock on the date of grant), term and exercisability.

In the discretion of the Board of Directors, such a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Board of Directors has delegated administration of the Incentive Plan to the Compensation Committee of the Board of Directors. As used herein with respect to the Incentive Plan, the “Board of Directors” refers to any committee the Board of Directors appoints as well as to the Board of Directors itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.”  The Incentive Plan provides that, in the Board of Director’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified retirement plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

The plan administrator determines the term of options, which may not exceed ten years (five years in the case of an incentive stock option granted to a 10% shareholder). Optionees are not able to transfer options other than by will or the laws of descent or distribution, with the provision that the plan administrator is able to grant nonqualified stock options with limited transferability rights in certain circumstances. The plan administrator determines when options vest and become exercisable. Options granted under the Incentive Plan to employees generally vest at the rate of 1/4(th) of the total number of shares subject to the options 12 months after the date of grant, and 1/48(th) of the total number of shares subject to the options each month thereafter until fully vested after an aggregate of four years.

Stock Awards.   The plan administrator is authorized under the Incentive Plan to issue shares of common stock to eligible participants with terms, conditions and restrictions established by the plan administrator in its sole discretion. Restrictions may be based on continuous service with the Company or the achievement of performance goals. Holders of restricted stock will be stockholders of the Company and will have, subject to certain restrictions, all the rights of stockholders with respect to such shares. To date, the Company has never granted any stock awards under the Incentive Plan.

Adjustments.   The plan administrator is required to make proportional adjustments to the aggregate number of shares issuable under the Incentive Plan and to outstanding awards in the event of stock splits or other capital adjustments.

Corporate Transactions.   In the event of the sale of all or substantially all of the Company’s assets, or a merger or consolidation of the Company with or into another corporation, all options outstanding under the Incentive Plan will be required to be assumed or equivalent options substituted by the successor corporation, unless such successor corporation does not agree to such assumption or substitution, in which case each outstanding option and restricted stock award will automatically accelerate and become 100% vested and exercisable immediately before the corporate transaction, and any unexercised options will terminate upon consummation of the transaction.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Stock awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

OTHER EQUITY COMPENSATION PLANS

1995 Stock Option Plan

The 1995 Plan was adopted by the Board of Directors and subsequently approved by the Company’s stockholders. As of September 30, 2005, options to purchase a total of 808,547 shares were outstanding under the 1995 Plan. In March 2000, the Board of Directors suspended the 1995 Plan such that no further options may be granted under the 1995 Plan.

2001 Employee Stock Purchase Plan

In February 2001, the Board of Directors adopted, and the Company’s stockholders subsequently approved, the Company’s 2001 Employee Stock Purchase Plan (the “Purchase Plan”) covering an aggregate of 1,500,000 shares of common stock initially reserved for issuance under the Purchase Plan. On the first day of each calendar year, commencing on January 1, 2002, the share reserve under the Purchase Plan has been increased automatically by the lesser of (a) 2% of the number of shares of Common Stock outstanding on each January 1 (rounded to the nearest whole share and calculated on a fully diluted basis) or (b) 440,000 shares of common stock. However, the Purchase Plan provides that the share reserve in the aggregate shall not exceed 2,500,000 shares. As of September 30, 2005, there can be no further increase under the Purchase Plan, because a total of 2,500,000 shares have been reserved for issuance.

2002 Broad Based Equity Incentive Plan

In January 2002, the Board of Directors adopted the Company’s 2002 Broad Based Equity Incentive Plan (the “2002 Plan”). As of September 30, 2005, options to purchase a total of 769,535 shares were outstanding under the 2002 Plan and 222,433 shares of common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of termination or expiration of awards) remained available for future grant under the 2002 Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2004:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	3,068,778	$3.46	3,048,581(2)
Equity compensation plans not approved by security holders	804,670	$5.30	187,298
Total	3,873,448	$3.84	3,235,879(2)

(1)          Each year on the first day of the Company’s fiscal year beginning in 2001, the share reserve under the Incentive Plan is increased by the lesser of the following:  (i) 2% of the total number of shares of common stock outstanding, (ii) 440,000 shares, or (iii) such smaller number of shares as determined by the Board of Directors. On the first day of each calendar year, commencing on January 1, 2002, the share reserve under the Purchase Plan has been increased automatically by the lesser of: (a) 2% of the number of shares of Common Stock outstanding on each January 1 (rounded to the nearest whole share and calculated on a fully diluted basis), (b) 440,000 shares of common stock, or (c) such smaller number of shares as determined by the Board of Directors, provided that the share reserve in the aggregate shall not exceed 2,500,000 shares. As of September 30, 2005, there can be no further increase under the Purchase Plan, because a total of 2,500,000 shares have been reserved for issuance.

(2)          Includes 2,394,747 shares that remain available for future purchase under the Purchase Plan.

The following equity compensation plans of the Company that were in effect as of December 31, 2004 were adopted without the approval of the Company’s security holders:

2002 BROAD BASED EQUITY INCENTIVE PLAN

The 2002 Plan was in effect as of December 31, 2002 and was adopted without the approval of the Company’s stockholders. The essential features of the 2002 Plan are outlined below:

General

The 2002 Plan provides for the grant of nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively, “stock awards”). To date, the Company has granted only stock options under the 2002 Plan. There is currently an aggregate of 991,968 shares of common stock reserved for issuance under the 2002 Plan.

Eligibility

Stock awards may be granted under the 2002 Plan to employees (including officers), directors and consultants of the Company and its affiliates. The aggregate number of shares issued pursuant to stock awards granted to officers and directors under the 2002 Plan may not exceed 49% of the number of shares underlying all stock awards granted under the 2002 Plan as determined on the third anniversary of the adoption of the 2002 Plan and each anniversary date thereafter, except that stock awards granted to officers prior to their employment by the Company as an inducement to entering into employment contracts with the Company are not included in such 49% limitation.

Terms of Stock Awards

Exercise Price; Payment.   The exercise price of options and restricted stock purchase awards granted under the 2002 Plan may not be less than 85% of the fair market value of the stock on the date of grant. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or its affiliates.

The exercise price of options and restricted stock purchase awards granted under the 2002 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board of Directors, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board of Directors. The exercise price of options may also be paid, at the discretion of the Board of Directors, by delivery of other common stock of the Company.

Stock Award Vesting.   Stock awards granted under the 2002 Plan may become exercisable (in the case of options) or released from a repurchase option in favor of the Company (in the case of stock bonuses and restricted stock purchase awards) in cumulative increments (“vest”) as determined by the Board of Directors. The Board of Directors has the power to accelerate the time during which stock awards may vest or be exercised. In addition, options granted under the 2002 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting.

Term.   The term of options granted under the 2002 Plan are determined by the Board of Directors in its discretion. Options under the 2002 Plan generally terminate three months after termination of the participant’s service, subject to extension in certain circumstances.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 30, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Warburg Pincus Private Equity VIII, L.P.(2)	22,624,430	41.1%
Stephen J. Hoffman, Ph.D., M.D.(3)	872,556	1.6%
Michael E. Hart(4)	821,201	1.5%
Marvin E. Jaffe, M.D.(5)	95,800	*
Mark G. Edwards(6)	60,000	*
Michael D. Casey(7)	40,000	*
David A. DeLong(8)	152,469	*
Markus F. Herzig(9)	130,138	*
Douglas G. Johnson(10)	160,648	*
Jonathan S. Leff(2)	22,624,430	41.1%
Stewart Hen(2)	22,624,430	41.1%
Michael E. Saunders, M.D.(11)	44,082	*
All executive officers and directors as a group (14 persons)(12)	25,206,622	44.2%

*                    Less than one percent.

(1)          This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 55,015,757 shares outstanding on September 30, 2005, adjusted as required by rules promulgated by the SEC.

(2)          Messrs. Leff and Hen are general partners of Warburg Pincus & Co. (“WP”), a New York general partnership, which is the sole managing member of Warburg Pincus Partners LLC (“WP LLC”), which is the sole general partner of Warburg Pincus Private Equity VIII, L.P. (“WP VIII”), and are managing directors of Warburg Pincus LLC, a New York limited liability company, which manages WP VIII. WP, WP LLC and WP VIII are collectively referred to as the “Warburg Pincus Entities.”  All shares indicated as owned by Messrs. Leff and Hen are included because of their affiliation with the Warburg Pincus Entities. Neither Mr. Leff nor Mr. Hen own any shares individually and disclaim beneficial ownership of the Warburg Pincus Entities. The address of Messrs. Hen and Leff and of WP VIII is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017.

(3)          Includes 800 shares held as custodian for Dr. Hoffman’s children and 396,886 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(4)          Includes 819,201 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(5)          Includes 58,600 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(6)          Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(7)          Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(8)          Includes 152,469 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(9)          Includes 124,117 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(10)   Includes 133,728 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(11)   Includes 41,582 shares issuable upon exercise of options exercisable within 60 days of September 30, 2005.

(12)   Includes 1,994,764 shares issuable upon exercise of options held by all executive officers and directors as a group exercisable within 60 days of September 30, 2005. See footnotes (2) through (11).

COMPENSATION OF DIRECTORS

Effective as of May 18, 2005, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved the following compensation arrangements for the Company’s non-employee directors.

The Company’s non-executive Chairman of the Board of Directors receives an annual retainer of $50,000. Each other of the Company’s non-employee directors receives an annual retainer of $25,000, except that the Chairman of the Audit Committee receives an annual retainer of $30,000 and each other non-employee director who serves as a committee chairman receives an annual retainer of $27,000. Such retainers are paid in four equal quarterly installments on the first day of each calendar quarter. Also, the non-executive Chairman of the Board of Directors receives $5,000 for each Board of Directors meeting that such person attends in person, and each other of the Company’s non-employee directors receives $2,500 for each Board of Directors meeting the director attends in person. Each non-employee director receives $1,000 for each meeting the director attends by means of telephone conference or similar communications equipment. A non-employee director who serves on a committee of the Board of Directors receives $1,000 for each meeting the director attends in person or by means of telephone conference or similar communications equipment, except that the Chairman of the Audit Committee receives $2,500 for each regular or Special Meeting of the Audit Committee that such director attends in person or by means of telephone conference or similar communications equipment. Members of the Board of Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending any regular or special Board of Directors meeting or any meeting of a committee of the Board of Directors.

Each of the Company’s non-employee directors receives stock option grants under a stock option grant program for non-employee directors (the “Directors’ Program”) under the Company’s 2000 Stock Incentive Compensation Plan. Under the Directors’ Program, any person who becomes the non-executive Chairman of the Board of Directors is automatically granted a nonqualified stock option to purchase 50,000 shares of common stock on the date of his or her initial election, and each other person who becomes a non-employee director is automatically granted a nonqualified stock option to purchase 25,000 shares of common stock on the date of his or her initial election (each an “Initial Grant”). One-third of the Initial Grant vests on each of the first, second and third anniversaries of the grant date, assuming continuing service as a director during such period. On the date of each annual meeting of stockholders of the Company, the Company’s non-executive Chairman of the Board of Directors is granted an option to purchase 50,000 shares of common stock upon reelection or reappointment as Chairman of the Board of Directors, and each other non-employee director who continues to serve on the Board of Directors is granted an option to purchase 20,000 shares of common stock upon reelection or reappointment to the Board of Directors (each an “Annual Grant”). Each Annual Grant fully vests on the first anniversary of the date of grant, assuming continued service as a director during the year after the grant date. However, any non-employee director who received an Initial Grant within three months prior to an annual meeting will not receive an Annual Grant until immediately following the second annual meeting after his or her Initial Grant. The exercise price of all options granted under the program is equal to the fair market value of the common stock on the grant date.

During the fiscal year ended December 31, 2004, the Company granted nonqualified stock options to purchase 40,000 shares of common stock to non-employee directors, at an exercise price of $2.12 per share. The exercise price was equal to the fair market value of the Company’s common stock on the date of grant, based on the closing sales price reported on the Nasdaq National Market for such date of each grant. As of September 30, 2005 no options had been exercised by the Company’s current non-employee directors pursuant to the Directors’ Program.

Effective February 28, 2003, the Company entered into a two-year consulting agreement with Dr. Stephen J. Hoffman and terminated the employment agreement previously entered into with him in January 2001. The consulting agreement expired in accordance with its terms on February 28, 2005. On January 12, 2000, the Company granted Dr. Hoffman a stock option to purchase 328,971 shares of common stock at $2.42 per share under the terms of the 1995 Plan (the “1995 Plan Option”). On May 18, 2005, in recognition of Dr. Hoffman’s efforts and services on behalf of the Company and as an incentive for Dr. Hoffman’s continued service as the Company’s non-executive Chairman of the Board of Directors, the Compensation Committee recommended and the Board of Directors approved an amendment to the 1995 Plan Option to extend the exercise period for such option until the earlier of (i) January 12, 2010 (the expiration date of such option) or (ii) three months after the date that Dr. Hoffman ceases to serve as a director of the Company. Prior to such amendment, the 1995 Plan Option would have expired on May 28, 2005, or three months after the expiration of Dr. Hoffman’s consulting agreement with the Company. Except as set forth above, the 1995 Plan Option remains in full force and effect in accordance with its original terms.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the “Named Executive Officers”):

					Long-Term Compensation
	Annual Compensation				Awards
				Other	Securities	All Other
				Annual	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation($)	Options (#)	($)
Michael E. Hart	2004	$351,346	$80,000	$623	80,000	$9,065	(1)
President and Chief	2003	324,327	94,500	660	125,000	8,875	(1)
Executive Officer	2002	300,000	40,786	586	250,000	8,761	(1)
Markus F. Herzig	2004	230,858	45,691	—	22,560	2,000	(2)
Vice President,	2003	215,016	46,212	—	47,584	2,000	(2)
Regulatory Affairs	2002	205,387	45,300	—	6,905	2,000	(2)
David A. DeLong	2004	251,781	47,078	—	92,584	2,000	(2)
Vice President,	2003	235,388	18,909	15,829	41,000	37,101	(3)
Marketing and Sales	2002	84,039	65,876	8,197	100,000	16,584	(4)
Douglas G. Johnson,
Ph.D.	2004	192,424	35,781	—	27,560	2,000	(2)
Vice President,	2003	178,907	36,638	—	45,980	2,000	(2)
Manufacturing	2002	162,837	55,154	—	23,810	2,000	(2)
Michael E. Saunders,
M.D.(5)	2004	234,327	20,000	—	50,000	2,000	(2)
Vice President, Clinical	2003	—	—	—	52,000	—
Development	2002	—	—	—	—	—

(1)          Includes an annual 401(k) matching contribution by the Company of $2,000 each year and short-term disability/life insurance premiums paid by the Company of $7,065 in 2004, $6,875 in 2003 and $6,761 in 2002.

(2)          Represents an annual 401(k) matching contribution.

(3)          Includes an annual 401(k) matching contribution by the Company of $2,000 and non-tax deductible relocation expenses of $35,101.

(4)          Represents non-tax deductible relocation expenses.

(5)          Dr. Saunders’ employment with the Company began in late December 2003 and accordingly, no amounts are shown for 2002 or 2003, except for the grant of a stock option upon commencement of Dr. Saunders’ employment.

Stock Option Grants and Exercises

The Company grants options to its executive officers under the Incentive Plan and the 2002 Plan (together with the Incentive Plan, the “Plans”). As of September 30, 2005, options to purchase a total of 3,982,826 shares were outstanding under the Plans (including options originally granted under the 1995 Plan) and options to purchase 847,748 shares remained available for grant under the Plans.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the individual grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2004.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(2)
						5% ($)	10% ($)
Michael E. Hart	40,000	(3)	3.93%	$3.77	01/19/2014	$94,837	$240,336
	20,000	(4)	1.96%	2.29	06/14/2014	28,803	72,994
	20,000	(3)	1.97%	2.29	06/14/2014	28,804	72,993
Markus F. Herzig	12,560	(3)	1.23%	5.44	03/01/2014	42,970	108,895
	10,000	(5)	0.98%	2.28	09/08/2014	14,339	36,338
David A. DeLong	17,584	(3)	1.73%	5.44	03/01/2014	60,158	152,453
	75,000	(3)	7.37%	2.82	06/02/2014	133,012	337,076
Douglas G. Johnson, Ph.D	12,560	(3)	1.23%	5.44	03/01/2014	42,970	108,895
	15,000	(5)	1.47%	2.28	09/08/2014	21,508	54,506
Michael E. Saunders, M.D.	50,000	(3)	4.91%	1.90	07/21/2014	59,745	151,406

(1)          Based on options to purchase an aggregate of 1,018,310 shares of common stock granted to employees in 2004.

(2)          The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company’s prediction of the Company’s future stock price performance. In addition, the potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3)          The options vest as follows: twelve forty-eighths (12/48) of the total number of shares subject to the option vest twelve months from the date of grant and an additional one forty-eighths (1/48) of the total number of shares subject to the option vest at the end of each month thereafter.

(4)          The options vest upon the earlier of FDA approval to market EFAPROXYN in one or more oncology indications or as follows: twelve forty-eighths (12/48) of the total number of shares subject to the option vest twelve months from the date of grant and an additional one forty-eighths (1/48) of the total number of shares subject to the option vest at the end of each month thereafter.

(5)          The options vest as follows: six twenty-fourths (6/24) of the total number of shares subject to the option vest six months from the date of grant and an additional one twenty-fourths (1/24) of the total number of shares subject to the option vest at the end of each month thereafter.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s common stock as of December 31, 2004.

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Hart	—	$—	675,310	219,940	$442,060	$4,400
Markus F. Herzig	—	—	90,460	51,589	—	1,200
David A. DeLong	—	—	85,645	147,939	—	—
Douglas G. Johnson, Ph.D.	—	—	118,142	57,014	34,269	1,800
Michael E. Saunders, M.D.	—	—	13,000	89,000	—	25,000

(1)          Calculated on the basis of the closing sale price per share of the Company’s common stock on December 31, 2004 (the last trading day of fiscal 2004) on the Nasdaq National Market of $2.40, minus the exercise price.

Employment, Severance and Change of Control Agreements

Employment Agreements

Mr. Hart

In December 2001, the Company entered into an employment agreement with Mr. Hart, which superseded the employment agreement entered into with him in January 2001. The employment agreement provides for an annual base salary, which may be adjusted periodically in the sole discretion of the Board of Directors. Under the agreement, Mr. Hart may receive an annual discretionary bonus for up to a stated percentage of his annual base salary, which such bonus may be awarded or modified in the sole discretion of the Board of Directors. For 2005, Mr. Hart’s base salary was set at $350,200 and he is eligible for a target bonus of 40% of his base salary.

The employment agreement with Mr. Hart provides that his employment with the Company is at-will and may be altered or terminated by either Mr. Hart or the Company at any time. However, if the Company terminates Mr. Hart’s employment without just cause or if he resigns for good reason, other than pursuant to a change in control, Mr. Hart will be entitled to receive:  (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of Mr. Hart’s supplemental disability plan and supplemental life insurance plan for 24 months following the date of termination, and (d) payment of premiums for Mr. Hart’s group health insurance COBRA continuation coverage for up to 12 months after the date of termination.

The employment agreement with Mr. Hart also provides that if the Company terminates his employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, Mr. Hart will be entitled to receive:  (a) his base salary for two years following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of Mr. Hart’s supplemental disability plan and supplemental life insurance plan for 24 months following the date of termination, (d) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and (e) payment of premiums for Mr. Hart’s group health insurance COBRA continuation coverage for up to 18 months after the date of termination. In addition, the vesting of any outstanding stock options issued to Mr. Hart will be accelerated in full and the time during which such options may be exercised will be extended to 24 months following the date of such change in control.

Mr. DeLong

The Company entered into an employment agreement with Mr. DeLong effective as of August 2002. The employment agreement provides for an annual base salary of $230,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. Under the agreement, Mr. DeLong may receive an annual discretionary bonus for up to 25% of his annual base salary, which such bonus may be awarded or modified in the sole discretion of the Board of Directors.

The employment agreement with Mr. DeLong provides that his employment with the Company is at-will and may be altered or terminated by either Mr. DeLong or the Company at any time. However, if the Company terminates Mr. DeLong’s employment without just cause or if he resigns for good reason, other than pursuant to a change in control, Mr. DeLong will be entitled to receive: (a) his base salary for six months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for Mr. DeLong’s group health insurance COBRA continuation coverage for up to six months after the date of termination.

The employment agreement with Mr. DeLong also provides that if the Company terminates his employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, Mr. DeLong will be entitled to receive: (a) his base salary for one year following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and (d) payment of premiums for Mr. DeLong’s group health insurance COBRA continuation coverage for up to 12 months after the date of termination. In addition, the vesting of any outstanding stock options issued to Mr. DeLong will be accelerated in full, and, if the surviving corporation or acquiring corporation assumes such stock options in connection with such change in control, the time during which such options may be exercised will be extended to 12 months following the date of such change in control.

Severance Arrangements

The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including the Named Executive Officers who do not otherwise have separate employment agreements with the Company, whose employment is involuntarily terminated due to a group termination or change of control event.

The Severance Benefit Plan provides that if an eligible employee is terminated pursuant to a group termination (defined as an involuntary reduction in the work force affecting more than two employees), the eligible employee will be entitled to receive a basic severance benefit of four weeks of base salary. In addition, if the eligible employee signs a general release agreement releasing the Company from all claims known or unknown that the employee may have against the Company, the eligible employee will be entitled to receive: (a) an additional one week of base salary per $10,000 of annualized current base salary, with a minimum severance benefit of eight weeks of base salary and a maximum severance benefit of 26 weeks of base salary, (b) payment of premiums for the eligible employee’s group health insurance COBRA continuation coverage after the date of termination for the same benefit period as the salary component of the Severance Benefit Plan, and (c) outplacement assistance through an outside organization as a resource to aid in the eligible employee’s career transition.

The Severance Benefit Plan also provides that if the Company terminates an eligible employee without just cause as part of a change in control, or if the eligible employee resigns for good reason within two months prior to or six months following the effective date of a change in control, the eligible employee will be entitled to receive a basic severance benefit of two weeks of base salary for each 12 months of employment with the Company, subject to a maximum total severance benefit of 52 weeks of base salary. In addition, if the eligible employee signs a general release agreement releasing the Company (or any successor corporation, as the case may be) from all claims known or unknown that the employee may have against the Company (or any successor corporation, as the case may be), the eligible employee will be entitled to receive: (a) an additional three weeks of base salary per $10,000 of annualized current base salary, subject to a maximum total severance benefit of 52 weeks base salary, (b) payment of premiums for the eligible employee’s group health insurance COBRA continuation coverage after the date of termination for the same benefit period as the salary component of the Severance Benefit Plan, (c) outplacement assistance through an outside organization as a resource to aid in the eligible employee’s career transition, and (d) full acceleration of vesting of any outstanding stock options issued to the eligible employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee of the Board of Directors consists of Dr. Jaffe and Messrs. Casey and Leff. None of the Company’s executive officers serve as members of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company’s Board of Directors or compensation committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Allosstockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Allos Therapeutics, Inc., Attention: Jennifer Neiman, Manager of Corporate Communications, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, or contact Ms. Neiman at 303-426-6262. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ MARC H. GRABOYES
Marc H. Graboyes
Secretary

November 18, 2005

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Allos Therapeutics, Inc., Attn: Corporate Secretary, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. The Company’s SEC filings are also available at the SEC’s web site at “http://www.sec.gov.”

Annex A

ALLOS THERAPEUTICS, INC.
2000 STOCK INCENTIVE COMPENSATION PLAN, AS AMENDED

SECTION 1.  PURPOSE

The purpose of the Allos Therapeutics, Inc. 2000 Stock Incentive Compensation Plan, as amended (the “Plan”) is to enhance the long-term stockholder value of Allos Therapeutics, Inc., a Delaware corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.  DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Stock Awards and Options, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Corporate Transaction” has the meaning set forth in Section 12.3(a).

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant’s estate, the person(s) to whom the Participant’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

“Plan Administrator” means the Board or any committee or committees designated by the Board to administer the Plan under Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary,” except as otherwise provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 12.3(b).

“Termination Date” has the meaning set forth in Section 7.6.

SECTION 3.  ADMINISTRATION

3.1   Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2   Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1   Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be:

(a)   3,500,100 shares plus;

(b)   an annual increase to be added as of the first day of the Company’s fiscal year beginning in 2001 equal to the lesser of (i) 440,000 shares and (ii) 2% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the Annual Report to stockholders for the preceding year or (iii) any lesser amount determined by the Board; provided that any shares from any such increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan; plus

(c)   any authorized shares (i) not issued or subject to outstanding awards under the Company’s 1995 Stock Option Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in shares), which shares shall cease, as of the date of stockholder approval of the Plan, to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2   Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan.

SECTION 5.  ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who are engaged to provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. Subject to adjustment from time to time as provided in Section 12.1, no employee of the Company or its Related Corporations shall be eligible to be granted Options or Stock Awards covering more than two million (2,000,000) shares of Common Stock during any calendar year.

SECTION 6.  AWARDS

6.1   Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2   Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3   Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.  AWARDS OF OPTIONS

7.1   Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2   Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% stockholder, the Option exercise price shall be as specified in Section 8.2.

7.3   Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4   Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous
Employment or Service With the
Company or Its Related Corporations	Percent of Total Option
From the Option Grant Date	That Is Vested and Exercisable
After 1 year	25%
Each additional one-month period of continuous service completed thereafter	An additional 1/48
After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5   Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of

(a)   cash or check;

(b)   tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c)   if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d)   such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a full-recourse promissory note, (ii) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6   Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a)   Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b)   Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i)    the last day of the Option Term;

(ii)   if the Participant’s Termination Date occurs for reasons other than Cause, death, Disability, or Retirement, the three-month anniversary of such Termination Date; and

(iii)  if the Participant’s Termination Date occurs by reason of death, Disability or Retirement, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.  INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1   Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2   More Than 10% Stockholders

If an individual owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3   Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4   Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5   Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

For purposes of this Section 8.5, Disability shall mean “disability” as that term is defined for purposes of Section 422 of the Code.

8.6   Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7   Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9.  STOCK AWARDS

9.1   Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2   Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3   Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10.  WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate) or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Related Corporation.

SECTION 11.  ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant’s lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 12.  ADJUSTMENTS

12.1   Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2   Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

12.3   Corporate Transaction

(a)   Definition

“Corporate Transaction” means any of the following events:

(i)    Consummation of any merger or consolidation of the Company with or into another corporation; or

(ii)   Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section 8.3) of the Company.

(b)   Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 12.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

(c)   Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Stock Awards are subject shall continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

12.4   Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5   Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6   Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 13.  AMENDMENT AND TERMINATION OF PLAN

13.1   Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

13.2   Termination of Plan

The Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan’s adoption by the Board and approval by the stockholders.

13.3   Consent of Participant

The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

SECTION 14.  GENERAL

14.1   Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

14.2   No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

14.3   Registration

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

14.4   No Rights as a Stockholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

14.5   Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

14.6   Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

14.7   No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

14.8   Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.9   Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Colorado without giving effect to principles of conflicts of laws.

SECTION 15.  EFFECTIVE DATE

The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within 12 months of such adoption.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.
			FOR	AGAINST	ABSTAIN
Proposal 1

To approve an amendment and restatement of the Company’s 2000 Stock Incentive Compensation Plan (the “Plan”) to (i) reserve an additional three million five hundred thousand (3,500,000) shares of the Company’s Common Stock for issuance under the Plan, and (ii) provide that the number of shares of the Company’s Common Stock that may be granted under the Plan to any one employee during any calendar year cannot exceed two million (2,000,000) shares.

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Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/alth		Telephone 1-866-540-5760		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

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If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Company’s Annual Report and
Proxy Statement on the internet at www.allos.com

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ALLOS THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 21, 2005

The undersigned hereby appoints Michael E. Hart and Marc H. Graboyes, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Allos Therapeutics, Inc. to be held at the Allos Therapeutics, Inc. corporate office, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 on Wednesday, December 21, 2005 at 8:30 a.m. local time and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1,AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Allos Therapeutics, Inc. account
online.

Access your Allos Therapeutics, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Allos Therapeutics, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

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